EXHIBIT 10.21

AMENDMENT TO CHANGE IN CONTROL AGREEMENT
AMENDMENT TO CHANGE IN CONTROL AGREEMENT (this “Amendment”), by and between Webster Financial Corporation, a Delaware corporation (the “Company”), and Christopher Motl (the “Executive”), dated as of February 1, 2024.
WHEREAS, the Company and the Executive are party to that certain Change in Control Agreement, dated as of January 1, 2017 (the “Change in Control Agreement”); and
WHEREAS, the Executive and the Company desire to amend the Change in Control Agreement to as set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1.Section 6(a)(i)(B) of the Change in Control Agreement is hereby amended in its entirety to read as follows:
    “(B)    the amount equal to the product of (1) three and (2) the sum of (x) the Executive’s Annual Base Salary and (y) the Target Annual Bonus; and”.
2.Section 6(a)(i)(C) of the Change in Control Agreement is hereby amended in its entirety to read as follows:
    “(C)    the amount equal to the product of (1) sum of (x) the annual COBRA premiums for coverage under the Company’s health care plans and (y) the annual premium for coverage (based on the rate paid by the Company for active employees) under the Company’s life insurance plans, in each case, based on the plans in which the Executive participates as of the Date of Termination (or, if more favorable to the Executive, the plans as in effect immediately prior to the Effective Date), and (2) three; and”.
3.Section 6(a)(i)(D) of the Change in Control Agreement is hereby amended in its entirety to read as follows:
    “(D)    the amount equal to the sum of all Company contributions to which the Executive is eligible as of immediately prior to the Effective Date (or, if more favorable, the Date of Termination) under the Company’s qualified defined contribution plans and any excess or supplemental defined contribution plans (and any successor plans thereto) in which the Executive participates as of the Effective Date (or, if more favorable, the Date of Termination) (together, the “DC SERPs”) that the Executive would be eligible to receive if the Executive’s employment continued for three years after the Date of Termination, assuming for this purpose that (1) the Executive’s benefits under such plans are fully vested, (2) the Executive’s eligible compensation for purposes of such plans in the three years that is required by Section 4(b)(i) and Section 4(b)(ii) and that such amounts are paid in equal monthly installments over such three-year period, (3) to the extent that the Company contributions are determined based on the contributions or deferrals of the Executive, that the Executive’s contribution or deferral elections, as appropriate, are those in effect immediately prior the Effective Date (or, if more favorable, the Date of Termination), and (4) to the extent that the Company contributions are discretionary, assuming such contributions arc made at the rate of any discretionary contributions made by the Company during the plan year immediately preceding the Effective Date); and”.
4.Section 6(a)(iii) of the Change in Control Agreement is hereby amended in its entirety to read as follows:
    “(iii)    the Company shall take such actions as are necessary to cause the Executive and/or the Executive’s family to continue to be eligible to participate in the Company’s health care and life insurance benefit plans that the Executive would be eligible to participate in if the Executive continued as an active employee three years after the Executive’s Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy (the “Benefit Continuation Period”), with the Executive to pay (A) for purposes of participation in the Company’s health care plans, the premiums applicable at the Company for purposes of continuation coverage under Section 4980B of the Code or other applicable law (“COBRA”), and (B) for purposes of participation in the Company’s life insurance plans, the premium rate applicable to active employees of the Company, in each case, to the extent the Executive elects in writing to continue such coverage within 60 days after the Date of Termination (or, in the case of the health care coverage, such longer period permitted by law). The Benefit Continuation Period shall run concurrently with the period of continuation coverage under COBRA. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for access to retiree welfare benefits pursuant to the retiree welfare benefit plans of the Company as in effect as of the Date of Termination (or, if more favorable to the Executive, the plans as in effect when the Executive ceases participating in the Company’s plans during the Benefit Continuation Period), the Executive shall be considered to have remained employed (for purposes of both age and service credit) for the period (during the Benefit Continuation Period) in which the Executive continues participation in the Company’s health care and life insurance plans (as provided in the first sentence of this Section 6(a)(iii)) and to have retired on the last day of such period, and the Company shall take such actions as are necessary to cause the Executive to be eligible to commence participating in the applicable retiree welfare benefit plans as of the applicable benefit commencement date;”.
5.In all other respects, the parties hereby ratify and affirm the terms of the Change in Control Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment may also be executed by delivery of facsimile or “.pdf” signatures, which shall be effective for all purposes.

[Signature Page Follows]

    IN WITNESS WHEREOF, the Parties have executed this Amendment on the date and year first above written.

WEBSTER FINANCIAL CORPORATION

/s/ John R. Ciulla
John R. Ciulla
Chairman & CEO

EXECUTIVE

/s/ Christopher Motl
Christopher Motl

[Signature Page to Amendment to Change in Control Agreement]